UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2007

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

450 WINKS LANE, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 20, 2007, the Board of Directors of Charming Shoppes, Inc. (the “Company”) amended the articles of incorporation of the Company whereby subsection (d) was added to Article 5 of the Company’s then existing articles of incorporation to allow the Company to have uncertificated shares.  The amendment became effective as of September 25, 2007.  This amendment was made as a result of the Securities and Exchange Commission approval of amendments to NASDAQ Marketplace Rule 4350(l), which requires securities listed on NASDAQ to be eligible to participate in a direct registration system (“DRS”) by January 1, 2008.  DRS allows a shareholder to be registered directly on the books of the transfer agent without the need of a physical certificate to evidence the security ownership and allows shareholders to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates.  The rule does not require issuers to actually participate in a DRS or to eliminate physical stock certificates but rather requires that the listed securities are eligible for such a program.

A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended Article 5, Subsection (d) to the Articles of Incorporation of Charming Shoppes, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: September 26, 2007	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended Article 5, Subsection (d) to the Articles of Incorporation of Charming Shoppes, Inc.